Exhibit 10.5

GENPACT LIMITED

2007 OMNIBUS INCENTIVE COMPENSATION PLAN

SHARE OPTION AGREEMENT

THIS SHARE OPTION AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is made by and between Genpact Limited, an exempted limited company organized under the laws of Bermuda (the “Company”), and ____________________ (“Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Genpact Limited 2007 Omnibus Incentive Compensation Plan, as amended (the “Plan”), pursuant to which options may be granted to purchase the common shares of the Company (the “Shares”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant to Participant an option to purchase that number of Shares provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Option.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants on the Date of Grant to Participant an option (the “Option”) to purchase _____ ___ Shares (such shares, the “Option Shares”).  To the extent the Option is granted to a United States taxpayer, the Option shall be treated as a Nonqualified Share Option.

2.Option Subject to Plan; Requirement to Enter into Other Agreements.

(a)By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan and this Agreement.

(b)The Plan, as it may be amended from time to time, is hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.  In the event of a conflict between any term or provision contained herein and any terms or provisions of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

3.Terms and Conditions.

(a)Option Price.  The price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be U.S. ___________  per Option Share.

(b)Expiration Date.  Subject to Section 3(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

(c)Exercisability of the Option.

(i)Vesting.  Subject to Participant’s continued employment or service with the Company or an Affiliate and except as may otherwise be provided herein, the Option shall become vested and exercisable as to fifty percent (50%) of the Option Shares on __________________, and with respect to the remaining fifty percent (50%) of the Option Shares on __________________.

(ii)Methods of Exercise.  The Option, to the extent that it is vested, may be exercised only in accordance with such procedures as the Company may establish for notifying the Company, either directly or through an on-line internet transaction with a brokerage firm authorized by the Company to effect such option exercises, of the exercise of this Option for one or more Option Shares and accompanied by payment therefor in accordance with Section 3(c)(iii) hereof.

(iii)Payment of Purchase Price.  The purchase price of the Option Shares and any Applicable Taxes shall be paid by Participant in full, (A) in cash (by check, wire transfer or other manner agreed by the Company), (B) by exchanging Shares owned by Participant (which are not the subject of any pledge or other security interest) (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company); provided, that, such Shares have been held by Participant for at least six (6) months prior to exercise or (C) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to such aggregate Exercise Price and an amount equal to any Applicable Taxes, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so withheld or tendered to the Company as of the date of such withholding or tender is at least equal to such aggregate Exercise Price and an amount equal to any such Applicable Taxes.  Notwithstanding the foregoing, in no event shall Participant be permitted to exercise an Option in the manner described in clauses (B) or (C) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate any applicable law or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(d)Effect of Termination of Employment on the Option.

(i)Death/Disability.  If Participant’s employment or services with the Company and its Affiliates terminates on account of Participant’s death or by the Company or any Affiliate due to Disability, the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by Participant through the earlier of (A) the expiration of the Option Period or (B) six months following the date of termination on account of death or Disability.

(ii)Termination Other than due to Death/Disability or for Cause.  If Participant’s employment or services with the Company and its Affiliates is terminated for any reason other than on account of Participant’s death or by the Company or any Affiliate due to Disability or for Cause, the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by Participant through the earlier of (A) the expiration of the Option Period or (B) ninety (90) days following such termination.

(iii)Termination for Cause.  If Participant’s employment or services with the Company and its Affiliates is terminated by the Company or any Affiliate for “Cause” (as defined below), both the unvested and the vested portions of the Option shall terminate on the date of such termination.  For purposes of this Agreement, “Cause” shall mean “Cause” as defined in any employment or consulting agreement between Participant and the Company or an Affiliate in effect at the time of such termination or, in the absence of such an employment or consulting agreement: (A) any conviction by a court of, or entry of a pleading of guilty or nolo contendere by Participant with respect to, a felony or any lesser crime involving moral turpitude or a material element of which is fraud or dishonesty; (B) Participant’s willful dishonesty of a substantial nature towards the Company and any of its Affiliates;
(C) Participant’s use of alcohol or drugs which materially interferes with the performance of his duties to the Company and/or its Affiliates or which materially compromises the integrity and reputation of Participant or the Company and/or its Affiliates; or (E) Participant’s material, knowing and intentional failure to comply with material applicable laws with respect to the execution of the Company’s and its Affiliates’ business operations.

(iv)Determination of Termination of Employment.  For purposes of this Agreement, Participant’s date of termination of employment shall mean the date on which Participant ceases active employment, and shall not be extended by any notice period, whether mandated or implied under local law.  The Company shall have the sole discretion to determine when Participant is no longer actively employed for purposes of this Agreement without reference to any other agreement, written or oral, including Participant’s contract of employment.

(e)Compliance with Legal Requirements.  The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in order to be in compliance with applicable laws, rules and regulations.

(f)Transferability.  The Option shall not be transferable by Participant other than by will or the laws of descent and distribution.

(g)Rights as Shareholder.  Participant shall not be deemed for any purpose to be the owner of any Shares subject to the Option unless, until and to the extent that (i) the Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to Participant the Option Shares and (iii) Participant’s name shall have been entered as a shareholder with respect to such Option Shares on the books of the Company.

(h)Required Withholding.  Without limiting Section 3(c)(iii), upon exercise of the Option, Participant must pay to the Company any such additional amount as the Company determines that it is required to withhold, collect or account for under applicable laws in respect of the exercise of Option Shares by Participant in accordance with Section 9(d) of the Plan; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 9(d) of the Plan.

(i)Consents.  Participant’s rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, Participant’s consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(j)Legends.  The Company may affix to certificates for Shares issued pursuant to this Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which Participant may be subject under any applicable securities laws).  The Company may advise the transfer agent to place a stop order against any legended Shares.

4.Miscellaneous.

(a)Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Genpact Limited
Canon’s Court
22 Victoria Street
Hamilton HM EX
Bermuda
Attn: Secretary

with a copy to:

Genpact LLC

1155 Avenue of the Americas

Fourth Floor

New York, NY 10036

Attn:  Legal Department

if to Participant, at Participant’s last known address on file with the Company;

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(b)Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)No Rights to Employment.  Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates or Participant, which are hereby expressly reserved by each, to terminate Participant’s employment or service at any time for any reason whatsoever, subject to compliance with applicable law and the terms of any employment agreement.

(d)Beneficiary.  Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives Participant, the executor or administrator of Participant’s estate shall be deemed to be Participant’s beneficiary.

(e)Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(f)Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(g)Modifications.

(i)Subject to clause (ii) below, no change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(ii)If any payments of money, delivery of Shares, other securities or benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments, delivery of Shares, other securities or benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of Shares, other securities or benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to Participant, that does not cause such an accelerated or additional tax.

(h)Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.  Each of Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of them may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.

(i)Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)Electronic Delivery.  The Company may deliver any documents related to the Option, the Plan or future options that may be granted under the Plan by electronic means.  Such means of electronic delivery include, but do not necessarily include, the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or such other means of electronic delivery specified by the Company.  Participant hereby acknowledges that Participant has read this provision and consents to the electronic delivery of the documents.  Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by contacting the Company in writing or by telephone.  Participant further acknowledges that Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, Participant understands that Participant must provide the Company with a paper copy of any documents if the attempted electronic delivery of such documents fails.

(k)Additional Terms for Non-U.S. Participants.  Notwithstanding anything to the contrary herein, Participants residing and/or working outside the United States shall be subject to the Additional Terms and Conditions for Non-U.S. Participants attached hereto as Addendum A and to any Country-Specific Terms and Conditions attached hereto as Addendum B.  If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which Participant is currently residing or working or if Participant relocates to one of the countries included in the Country-Specific Terms and Conditions after the grant of the Option, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Agreement and are incorporated herein by reference.

(l)Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(m)Further Assurances.  Each of the Company and Participant shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental entity of any nation, state, city, locality or other political subdivision thereof, or any court or arbitrator (whether or not related to any governmental entity), or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(n)Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

GENPACT LIMITED

Signature:

Title:

PARTICIPANT

Signature:

ADDENDUM A TO THE SHARE OPTION AGREEMENT

TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

This Addendum includes additional terms and conditions that govern the Share Option granted to Participant if Participant works or resides outside the United States.

Capitalized terms used but not defined herein are defined in the Plan or the Agreement and have the meanings set forth therein.

1.No Acquired Right.  Participant acknowledges and agrees that:

(a)The Plan is established voluntarily by the Company, the grant of options under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time.  All decisions with respect to future option grants, if any, will be at the sole discretion of the Committee.

(b)This Option (and any similar awards the Company may in the future grant to Participant, even if such awards are made repeatedly or regularly, and regardless of their amount), and Shares acquired under the Plan (A) are wholly discretionary and occasional, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between Participant and the Company or any Affiliate, (B) do not create any contractual entitlement to receive future awards or benefits in lieu thereof and are not intended to replace any pension rights or compensation; (C) do not form part of normal or expected salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, welfare benefits or similar payments, except as otherwise required by the applicable law of any governmental entity to whose jurisdiction the award is subject; and (D) are not intended to replace any pension rights or compensation.

(c)This Option and the Shares acquired under the Plan are not intended to replace any pension rights or compensation.

(d)Participant is voluntarily participating in the Plan.

(e)In the event that Participant’s employer is not the Company, the grant of this Option and any similar awards the Company may grant in the future to Participant will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of this Option and any similar awards the Company may grant in the future to Participant will not be interpreted to form an employment contract with Participant’s employer or any Affiliate.

(f)The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the Option Shares do not increase in value, the Option will have no value.  If Participant exercises this Option and acquires Shares, the value of the acquired Shares may increase or decrease, including below the purchase price of the Shares.  The Company and

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its Affiliate are not responsible for any foreign exchange fluctuations between the United States Dollar and Participant’s local currency that may affect the value of this Option or the Shares.

(g)Participant shall have no rights, claim or entitlement to compensation or damages as a result of Participant’s cessation of employment for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from Participant’s ceasing to have rights under or be entitled to exercise this Option as a result of such cessation or loss or diminution in value of the Option or any of the Shares purchased through exercise of the option as a result of such cessation, and Participant irrevocably releases his or her employer, the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise.  If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such rights or claim.

2.Data Protection.

(a)In order to facilitate Participant’s participation in the Plan and the administration of the Option, it will be necessary for the Company (or its Affiliates or payroll administrators) to collect, hold and process certain personal information about Participant (including, without limitation, Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Option and other options awarded, cancelled, exercised, vested, unvested or outstanding and Shares held by Participant).  Participant consents explicitly and unambiguously to the Company (or its Affiliates or payroll administrators) collecting, holding and processing Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, Participant’s employer, the Company and its Affiliates and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Option.  Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Option.  Participant understands that the data will be transferred to E*TRADE, or such other broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

(b)The Data Recipients will treat Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Option and will take reasonable measures to keep Participant’s personal data private, confidential, accurate and current.  Participant understands that the data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.

(c)Participant understands that Participant may, at any time, view his or her personal data, require any necessary corrections to it or withdraw the consents herein

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in writing by contacting the Company but acknowledges that without the use of such data it may not be practicable for the Company to administer Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Participant and may result in the possible exclusion of Participant from continued participation with respect to this Option or any future awards under the Plan.

ADDENDUM B to THE sHARE OPTION AGREEMENT

country-specific terms AND CONDITIONS

These Country-Specific Terms and Conditions include additional terms and conditions that govern the Share Option granted to Participant under the Plan if Participant resides or works in one of the countries listed below.  Capitalized terms used but not defined in these Country-Specific Terms and Conditions are defined in the Plan or the Agreement and have the meanings set forth therein.

AUSTRALIA

Offer Document.  The Option is granted pursuant to the Offer Document attached hereto.

BRAZIL

Compliance with Law.  By accepting the Option, Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all Applicable Taxes associated with the exercise of the Option, and the sale of the Shares acquired under the Plan.

Labor Law Acknowledgment.  By accepting the Option, Participant agrees that (i) Participant is making an investment decision, (ii) Participant may exercise the Option only if the vesting conditions are met and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value without compensation to Participant.

CANADA

Additional Provisions Applicable to Participants Resident in Quebec.

Data Protection:  The following provision supplements the Data Protection section of Addendum A:  Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  Participant further authorizes the Company and the Board or Committee, to disclose and discuss the Plan with their advisors.  Participant further authorizes the Company to record such information and to keep such information in Participant’s employee file.

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

CHINA

Cashless Exercise.  Notwithstanding anything to the contrary in the Agreement or the Plan, in accordance with the requirements of the State Administration of Foreign Exchange ("SAFE"), the

Option may only be exercised through a same-day sale of all the Shares through the broker-assisted cashless exercise method in Section 3(c)(iii)(C).  The net proceeds realized upon the sale of the Shares will be repatriated to China and such net proceeds (less any Applicable Taxes required to have been withheld in connection with the exercise of the Option) shall be paid to Participant in local currency.  Participant shall have no access to the sales proceeds until such distribution.  The remittance, conversion and payment of the net proceeds shall be made in accordance with the procedures adopted by the Company in order to comply with SAFE regulations and accordingly, are subject to change from time to time.

FRANCE

Language Waiver.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

HONG KONG

Securities Law Notification.  Participant acknowledges and understands that the offer of the Option and any Shares to be issued under the Plan are not a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates.

Furthermore, Participant acknowledges that the contents of the Agreement, the Plan, and other related and incidental communication materials (the “Documents”) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and the Documents have not been reviewed by any regulatory authority in Hong Kong.  Participant understands that the Documents are intended only for the personal use of each participant and may not be distributed to any other person.  Furthermore, Participant acknowledges that Participant is advised to exercise caution in relation to his or her participation in the Plan.  If Participant is in any doubt as to the contents of the Prospectus, the Agreement or the Plan, Participant shall obtain independent professional advice.

MEXICO

Labor Law Policy and Acknowledgment for Employees of EDM S de RL de CV.  In accepting the grant of the Option, Participant expressly recognizes that Genpact Limited, with registered offices at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Genpact Limited and Participant since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is EDM S de RL de CV, located at Ave. Hermanos Escobar #7651, Colonia Partido Escobedo, zip code 32330, Ciudad Juarez, State of Chihuahua, Mexico.  Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participating in the Plan do not establish any obligations by Participant’s employer, EDM S de RL de CV towards Participant, do not form part of the employment conditions and/or benefits provided by the employer, and any modification of the Plan or their termination shall have no effect on, nor constitute a change or impairment of, the terms and conditions of employment.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of Genpact Limited; therefore, Genpact Limited reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve to Participant any action or right to bring any claim against Genpact Limited for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Genpact Limited, its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Políticas bajo la Legislación Laboral y aceptación por parte de los empleados de EDM S de RL de CV  Al aceptar el otorgamiento de la opción para la adquisición de acciones, expresamente reconozco que Genpact Limited, con oficinas ubicadas en Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda es la única responsable de la administración del Plan y que mi participación en el Plan y la adquisición de acciones no genera una relación de trabajo entre Genpact Limited y el suscrito, toda vez que mi participación en el Plan es meramente comercial y mi único Patrón lo es EDM S de RL de CV, ubicado en Ave. Hermanos Escobar #7651, Colonia Partido Escobedo, zip code 32330, Ciudad Juarez, State of Chihuahua, Mexico.  Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar de mi participación en el Plan no generan obligación alguna de mi Patrón EDM S de RL de CV hacia el suscrito, no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por mi Patrón y cualquier modificación del Plan o su terminación no constituirá un cambio o menoscabo de los términos y condiciones de mi relación de trabajo.

Adicionalmente, entiendo que mi participación en el Plane es resultado de una decisión unilateral y discrecional de Genpact Limited; por lo tanto, Genpact Limited se reserva el derecho absoluto de modificar y/o descontinuar mi participación en cualquier tiempo sin ninguna responsabilidad hacia mi.

Finalmente, por la presente expresamente declaro que no me reservo acción ni derecho alguno que ejercitar en contra de Genpact Limited por cualquier daño o perjuicio o para reclamar una compensación en relación con cualquier disposición del Plan o con los beneficios derivados bajo el Plan y por lo tanto otorgo el finiquito más amplio que en derecho proceda a Genpact Limited, sus afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, en relación a cualquier demanda que pudiera surgir.

Labor Law Policy and Acknowledgment for Employees of Genpact Services LLC.  In accepting the grant of the Option, Participant expressly recognizes that Genpact Limited, with registered offices at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Genpact Limited and Participant since Participant is participating in the Plan on a wholly commercial basis and

Participant’s sole employer is Genpact Services LLC, located at Ave. Lerdo NTE #251, Colonia Centro, zip code 32000, Ciudad Juarez, Chihuahua, Mexico.  Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participating in the Plan do not establish any obligations by Participant’s employer, Genpact Services LLC towards Participant, do not form part of the employment conditions and/or benefits provided by the employer, and any modification of the Plan or their termination shall have no effect on, nor constitute a change or impairment of, the terms and conditions of employment.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of Genpact Limited; therefore, Genpact Limited reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve to Participant any action or right to bring any claim against Genpact Limited for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Genpact Limited, its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Políticas bajo la Legislación Laboral y aceptación por parte de los empleados de Genpact Services LLC  Al aceptar el otorgamiento de la opción para la adquisición de acciones, expresamente reconozco que Genpact Limited, con oficinas ubicadas en Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda es la única responsable de la administración del Plan y que mi participación en el Plan y la adquisición de acciones no genera una relación de trabajo entre Genpact Limited y el suscrito, toda vez que mi participación en el Plan es meramente comercial y mi único Patrón lo es Genpact Services LLC, ubicado en Ave. Lerdo NTE #251, Colonia Centro, zip code 32000, Ciudad Juarez, Chihuahua, Mexico.  Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar de mi participación en el Plan no generan obligación alguna de mi Patrón Genpact Services LLC hacia el suscrito, no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por mi Patrón y cualquier modificación del Plan o su terminación no constituirá un cambio o menoscabo de los términos y condiciones de mi relación de trabajo.

Adicionalmente, entiendo que mi participación en el Plane es resultado de una decisión unilateral y discrecional de Genpact Limited; por lo tanto, Genpact Limited se reserva el derecho absoluto de modificar y/o descontinuar mi participación en cualquier tiempo sin ninguna responsabilidad hacia mi.

Finalmente, por la presente expresamente declaro que no me reservo acción ni derecho alguno que ejercitar en contra de Genpact Limited por cualquier daño o perjuicio o para reclamar una compensación en relación con cualquier disposición del Plan o con los beneficios derivados bajo el Plan y por lo tanto otorgo el finiquito más amplio que en derecho proceda a Genpact Limited, sus afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, en relación a cualquier demanda que pudiera surgir.

Labor Law Policy and Acknowledgment for Employees of Genpact (Mexico) I LLC.  In accepting the grant of the Option, Participant expressly recognizes that Genpact Limited, with registered offices at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Genpact Limited and Participant since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is Genpact (Mexico) I LLC, located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.  Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participating in the Plan do not establish any obligations by Participant’s employer, Genpact (Mexico) I LLC towards Participant, do not form part of the employment conditions and/or benefits provided by the employer, and any modification of the Plan or their termination shall have no effect on, nor constitute a change or impairment of, the terms and conditions of employment.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of Genpact Limited; therefore, Genpact Limited reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve to Participant any action or right to bring any claim against Genpact Limited for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Genpact Limited, its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Políticas bajo la Legislación Laboral y aceptación por parte de los empleados de Genpact (Mexico) I LLC  Al aceptar el otorgamiento de la opción para la adquisición de acciones, expresamente reconozco que Genpact Limited, con oficinas ubicadas en Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda es la única responsable de la administración del Plan y que mi participación en el Plan y la adquisición de acciones no genera una relación de trabajo entre Genpact Limited y el suscrito, toda vez que mi participación en el Plan es meramente comercial y mi único Patrón lo es Genpact (Mexico) I LLC, ubicado en 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.  Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar de mi participación en el Plan no generan obligación alguna de mi Patrón Genpact (Mexico) I LLC hacia el suscrito, no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por mi Patrón y cualquier modificación del Plan o su terminación no constituirá un cambio o menoscabo de los términos y condiciones de mi relación de trabajo.

Adicionalmente, entiendo que mi participación en el Plane es resultado de una decisión unilateral y discrecional de Genpact Limited; por lo tanto, Genpact Limited se reserva el derecho absoluto de modificar y/o descontinuar mi participación en cualquier tiempo sin ninguna responsabilidad hacia mi.

Finalmente, por la presente expresamente declaro que no me reservo acción ni derecho alguno que ejercitar en contra de Genpact Limited por cualquier daño o perjuicio o para reclamar una compensación en relación con cualquier disposición del Plan o con los beneficios derivados bajo el Plan y por lo tanto otorgo el finiquito más amplio que en derecho proceda a Genpact Limited, sus afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, en relación a cualquier demanda que pudiera surgir.

Labor Law Policy and Acknowledgment for Employees of Genpact (Mexico) II LLC.  In accepting the grant of the Option, Participant expressly recognizes that Genpact Limited, with registered offices at Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Genpact Limited and Participant since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is Genpact (Mexico) II LLC, located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.  Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participating in the Plan do not establish any obligations by Participant’s employer, Genpact (Mexico) II LLC towards Participant, do not form part of the employment conditions and/or benefits provided by the employer, and any modification of the Plan or their termination shall have no effect on, nor constitute a change or impairment of, the terms and conditions of employment.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of Genpact Limited; therefore, Genpact Limited reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve to Participant any action or right to bring any claim against Genpact Limited for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Genpact Limited, its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Políticas bajo la Legislación Laboral y aceptación por parte de los empleados de Genpact (Mexico) II LLC  Al aceptar el otorgamiento de la opción para la adquisición de acciones, expresamente reconozco que Genpact Limited, con oficinas ubicadas en Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda es la única responsable de la administración del Plan y que mi participación en el Plan y la adquisición de acciones no genera una relación de trabajo entre Genpact Limited y el suscrito, toda vez que mi participación en el Plan es meramente comercial y mi único Patrón lo es Genpact (Mexico) II LLC, ubicado en 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.  Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar de mi participación en el Plan no generan obligación alguna de mi Patrón Genpact (Mexico) II LLC hacia el suscrito, no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por mi Patrón y cualquier modificación del Plan o su terminación no constituirá un cambio o menoscabo de los términos y condiciones de mi relación de trabajo.

Adicionalmente, entiendo que mi participación en el Plane es resultado de una decisión unilateral y discrecional de Genpact Limited; por lo tanto, Genpact Limited se reserva el derecho absoluto de modificar y/o descontinuar mi participación en cualquier tiempo sin ninguna responsabilidad hacia mi.

Finalmente, por la presente expresamente declaro que no me reservo acción ni derecho alguno que ejercitar en contra de Genpact Limited por cualquier daño o perjuicio o para reclamar una compensación en relación con cualquier disposición del Plan o con los beneficios derivados bajo el Plan y por lo tanto otorgo el finiquito más amplio que en derecho proceda a Genpact Limited, sus afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, en relación a cualquier demanda que pudiera surgir.

SINGAPORE

Securities Law Notice.  The Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  Participant should note that such grant is subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer, Director Notification Requirement.  If Participant is the Chief Executive Officer, a director, associate director or shadow director of a Singapore Affiliate of the Company, Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singaporean Affiliate of the Company in writing when Participant receives an interest (e.g., the Option or Shares) in the Company or any Affiliate.  In addition, Participant must notify the Singaporean Affiliate when Participant sells Shares or shares of any other Affiliate of the Company (including when Participant sells Shares acquired under the Option).  These notifications must be made within two (2) days of acquiring or disposing of an interest in the Company or any Affiliate.  In addition, within two (2) days of becoming the Chief Executive Officer, a director, associate director or shadow director, Participant must notify the Singaporean Affiliate of any interest Participant may have in the Company or any Affiliate.  Participant is advised to seek appropriate professional advice as to Participant’s reporting obligations under the Singapore Companies Act.

SPAIN

Nature of Grant.  This provision supplements Section 1 of Addendum A to the Agreement titled “No Acquired Rightsˮ:

In accepting the Option, Participant consents to participate in the Plan and acknowledges that Participant has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant share options under the Plan to individuals who may be employees of the Company or an Affiliate throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or an Affiliate.  Consequently, Participant understands that the Option is granted on the assumption and condition that the Option and any Shares issued are not part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Further, Participant understands that Participant will not be entitled to continue vesting in the Option after termination of Participant’s service.  In addition, Participant understands that the Option would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Option and any right to the Option shall be null and void.

Further, the vesting of the Option is expressly conditioned on Participant’s continued service, such that upon termination of Participant’s service for any reason whatsoever, the Option may cease vesting immediately, in whole or in part, effective on the date of termination of Participant’s service (as determined by the Agreement).  This will be the case, for example, even if (1) Participant is dismissed for disciplinary or objective reasons; or (2) Participant’s termination of service is due to a unilateral breach of contract by the Company or Participant’s employer.  Consequently, upon Participant’s termination of service for any of the above reasons, Participant may automatically lose any rights to the Option to the extent not vested on the date of Participant’s termination of service, as described in the Plan and the Agreement.

SWITZERLAND

Securities Law Notice.  The grant of this Option under the Plan is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

UNITED ARAB EMIRATES

Securities Law Notice.  The Option is granted under the Plan only to certain employees who meet the eligibility requirements of the Plan and is in the nature of providing employee equity incentives in the United Arab Emirates.  The Plan and this Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person.  Prospective purchasers of the securities offered should conduct their own due diligence on the securities.  If Participant does not understand the contents of the Plan and the Agreement, Participant should consult an authorized financial adviser.  The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan.  Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out herein, and has no responsibility for such documents.

UNITED KINGDOM

Taxes.  Any reference to the withholding of Applicable Taxes, including any obligation to withhold, shall be treated as including a reference to any amount of Applicable Taxes in respect of which the Company (or an Affiliate) is required to account to any tax authority.

Termination of Service.  Participant has no right to compensation or damages on account of any loss in respect of an Option under the Plan where the loss arises or is claimed to arise in whole or part from:  (a) the termination of Participant’s office or employment; or (b) notice to terminate Participant’s office or employment.  This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed.  For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.

Employer NIC.  As a condition to participation in the Plan and the exercise of the Option, Participant hereby agrees to accept all liability for and pay all secondary Class 1 National Insurance Contributions which would otherwise be payable by the Company (or any successor or any Affiliate employing or previously employing Participant) with respect to the exercise of the Option or any other event giving rise to taxation under this Option (the “Employer NIC”).  Participant agrees that Participant will execute, within the time period specified by the Company, a joint election (the “Joint Electionˮ) provided by the Company and any other consent or elections required to effect the transfer of the Employer NIC.  Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or Participant's employer.  Participant further agrees that the Company and/or Participant's employer may collect the Employer NIC by any of the means set forth in the Joint Election.

OFFER TO AUSTRALIAN RESIDENT EMPLOYEES

This Offer Document sets out information regarding the participation of Australian resident employees of Genpact Limited (Genpact or the Company) and its Australian subsidiaries in grants of options made under the Genpact Limited 2007 Omnibus Incentive Plan (Plan).

Investment in securities involves a degree of risk and there is no guarantee of the future value of, or returns from, securities you may acquire under the Plan.  Employees who elect to participate in the Plan should consider all risk factors relevant to the acquisition of securities under the Plan as set out in this document and any associated documents.

The information contained in this document and any associated documents is general information only.  It is not advice or information specific to your objectives, financial situation or needs. Australian employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give advice about participation in the Plan.

1.OFFER AND TERMS OF PARTICIPATION

This Offer Document relates to an invitation by the Company to eligible employees in Australia to accept grants of share options made under the Plan.  No acquisition price is payable by you for the Company to grant you the option.

The terms of your participation are set out in the Plan, the Prospectus (as supplemented by the Australian Addendum), the Share Option Agreement and this Offer Document.

By accepting a grant of a share option, you will be bound by terms set out in the Plan, the Prospectus (as supplemented by the Australian Addendum), the Share Option Agreement and this Offer Document.

2.HOW CAN I ASCERTAIN THE CURRENT MARKET PRICE OF SHARES UNDERLYING THE SHARE OPTION AUSTRALIAN DOLLARS?

You could, from time to time, ascertain the market price of a common share of the Company ("Share") by obtaining that price from the New York Stock Exchange website, the Company website or The Wall Street Journal, and multiplying that price by a published exchange rate to convert U.S. Dollars into Australian Dollars, to determine the Australian dollar equivalent of that current market price.

3.RISKS OF ACQUIRING AND HOLDING SHARES

Acquiring and holding share options and Shares involves risk.  These risks include that:

(a)There is no guarantee that Shares will grow in value - they may decline in value.  Stock markets are subject to fluctuations and the price of Shares can rise and fall, depending upon the Company's performance and other internal and external factors.

(b)There is no assurance that the Company will pay dividends even if its earnings increase.

(c)There are tax implications involved in acquiring and holding share options and Shares and the tax regime applying to you may change.